Exhibit 10.1(c)

AMENDMENT NO. 6
TO THE
CENTURYTEL RETIREMENT PLAN

WHEREAS, the CenturyTel Retirement Plan (“Plan”) was amended and restated by CenturyTel, Inc. (the “Company”) effective December 31, 2006;

WHEREAS, the Company desires to amend the Plan to revise the Plan’s provisions regarding administration of the Plan;

WHEREAS, the Company must amend the Plan to bring it into compliance with the Pension Protection Act of 2006 (“PPA”), the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”), and the Worker, Retiree, and Employee Recovery Act of 2008 (the “Recovery Act”);

NOW, THEREFORE, the Plan is amended effective as of the dates set forth below, as follows:

I.

Effective January 1, 2008, Section 2.2, Actuarial Equivalency or Actuarial Equivalent, is amended to read in its entirety as follows:

2.2           Actuarial Equivalency or Actuarial Equivalent means a benefit under which the present value of the expected payments is equal to the present value of the expected benefit otherwise payable under the Plan, determined on the basis of the following mortality and interest assumptions:

Mortality:                                UP - 1984 Morality Table

Interest Rate:                                8% per annum

For all such determinations to be made on or after January 1, 2007 with respect to both pre-2007 and post-2006 benefit accruals, use the following mortality and interest assumptions:

Participant mortality:  RP2000 Combined Healthy Mortality projected to 2010 using Projection Scale AA, using blend of 70% male rates and 30% female rates.

Beneficiary mortality:  RP2000 Combined Healthy Mortality projected to 2010 using Projection Scale AA, using blend of 30% male rates and 70% female rates.

Interest rate:  8% per annum

Notwithstanding the foregoing, for determinations of lump sum amounts and for purposes of Section 7.7(e), interest shall be the annual rate of interest on 30 year Treasury securities for the September preceding the year in which the lump sum amount is paid and mortality shall be as provided in the mortality table prescribed by the Commissioner of Internal Revenue under Section 417(e)(3)(A)(ii)(I) of the Internal Revenue Code.  Furthermore, on and after January 1, 2008, the interest rate shall be the rate specified by Code Section 417(e)(3)(C) and mortality shall be as provided in Code Section 417(e)(3)(B).

For valuing benefits accrued on or before December 31, 1987, the Consumer Price Index shall be assumed to increase at least two percent (2%) per annum.

When the term Actuarial Value is used herein, it shall mean the present value of a benefit computed using the factors and assumptions provided in this Section 2.2.

If the actuarial factors for determining equivalent benefits are changed by Plan amendment (other than a change in accordance with the Pension Protection Act of 2006), the benefit actually paid in any form shall not be less than the amount determined for the same form by applying the prior factors to the Participant’s Accrued Benefits as of the date the change is adopted or is effective, whichever is later.

Notwithstanding any other Plan provision to the contrary, effective for distributions with annuity starting dates on or after January 1, 2003 and prior to January 1, 2008, the applicable mortality table used for purposes of adjusting any benefit or limitation under Code Section 415(b)(2)(B), (C), or (D) set forth in this Plan and the applicable mortality table used for purposes of satisfying the requirements of Code Section 417(e) set forth in this Plan is the table prescribed in IRS Revenue Ruling 2001-62.

Effective for distributions with annuity starting dates on or after January 1, 2008, the applicable mortality table used for purposes of adjusting any benefit or limitation under Section 415(b)(2)(B), (C), or (D) of the Code set forth in this Plan and the applicable mortality table used for purposes of satisfying the requirements of Section 417(e) of the Code set forth in this Plan, is the table prescribed in IRS Revenue Ruling 2007-67.

II.

Effective January 1, 2010, Section 2.12, Committee, is amended to read in its entirety as follows:

2.12           Committee means the CenturyLink Retirement Committee, which is the committee that administers the Plan pursuant to Article X.

III.

Effective January 1, 2009, the flush language is added to the end of Section 2.14, Compensation:

Effective January 1, 2009, regardless of an Employee’s active or inactive status, Compensation shall include any differential wage payment, as defined by Section 3401(h)(2) of the Code, paid by the Employer to a Participant while on qualified military service (as defined in Code Section 414(u)).

IV.

Effective January 1, 2007, paragraph (iii) of Section 5.7(c), as amended by Amendment No. 5, is amended in its entirety to read as follows:

The interest rate used to adjust the limitation under Code Section 415(b)(2)(B) of the Code for forms of benefit subject to Section 417(e) of the Code shall be the “applicable interest rate” under Code Section 417(e) for years prior to 2004, for the year 2008, and for years after 2008.  For 2004 and 2005, the interest rate shall be 5.5%.  For years 2006 and 2007, the interest rate shall be the greater of (i) 5.5% or (ii) the rate that provides a benefit of not more than 105 percent of the benefit that would be provided if the applicable interest rate (as defined in Code Section 417(e)) were the interest rate assumption.

V.

Effective January 1, 2007, Section 5.8, Death Benefit, as amended by Amendments No. 1 & 2, is further amended to adding a new sentence at the end of such section to read as follows:

If a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant’s Beneficiary shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

VI.

Effective January 1, 2007, paragraph (a) of Section 7.4, Timing of Election and Spousal Consent, is amended in its entirety to read as follows:

Any election or revocation of a form of benefit shall be made within the one hundred eighty (180) day period ending on the date of commencement of benefits to the Participant (or during such other period permitted or required by law), and shall be made by giving written notice in such form and manner as may be required by the Committee.

VII.

Effective January 1, 2007, the introductory language to Section 7.5, Notice Requirements, is amended in its entirety to read as follows:

Not less than thirty (30) days nor more than one hundred eighty (180) days before the date of commencement of benefits to a Participant (or during such other period permitted or required by law), the Committee shall provide to each Participant a written notice that complies with the content and other requirements of Treasury Regulation § 1.417(a)(3)-1, including an explanation of:

VIII.

Effective January 1, 2007, the second sentence of Section 7.11, Early Commencement Election, is amended in its entirety to read as follows:

The election shall be in writing, in a form acceptable to the Committee, and executed and filed with the Committee during the one hundred eighty (180) day period ending on the commencement date of the Employee’s benefits, or during such other period permitted or required by law.

IX.

Effective January 1, 2007, the third sentence of Subsection (b)(1) of Section 7.13, Eligible Rollover Distributions, is amended in its entirety to read as follows:

However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b) or Code Section 408A, or to a qualified defined benefit plan or qualified defined contribution plan described in Code Section 401(a), 403(a) or (b),  that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

X.

Effective January 1, 2008, the first sentence of Section 7.13(b)(2 is amended in its entirety to read as follows:

An eligible retirement plan is: (A) an individual retirement account or annuity described in Section 408(a) or (b) of the Code; (B) a Roth IRA described in Section 408A of the Code; (C) an annuity plan described in Section 403(a) or (b) of the Code; (D) a qualified trust described in Section 401(a) of the Code; or (E) an eligible plan under Section 457 of the Code maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; any of which accepts the distributee’s eligible rollover distribution.

XI.

Effective January 1, 2010, the Plan is amended to add a new paragraph (c) to Section 7.13, Eligible Rollover Distributions, to read as follows:

(c)
Non-spouse Beneficiary.  For distributions after December 31, 2009, a non-spouse Beneficiary who is a “designated beneficiary” under Section 401(a)(9)(E) of the Code and the Treasury Regulations thereunder may execute a direct rollover of all or any portion of his or her distribution to an individual retirement account or annuity (“IRA”) described in Section 408(a) or (b) of the Code, or a Roth IRA described in section 408A of the Code, that is established on behalf of the designated beneficiary and that will be treated as an inherited IRA pursuant to Section 402(c)(11) of the Code.  Such distribution must satisfy the definition of an “Eligible Rollover Distribution” in Section 7.13(b)(1).

XII.

              Effective January 1, 2010, Article X, Fiduciary Responsibilities and Plan Administration, is amended in its entirety to read as follows:

ARTICLE X

FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION

10.1           Allocation of Fiduciary Responsibilities. Fiduciary responsibilities in connection with the Plan shall be allocated in accordance with the provisions of this Article X and shall be carried out in accordance with the Plan, the Charter of the CenturyLink Retirement Committee (the “Charter”) and applicable law.  It is intended that, to the extent permitted by applicable law, each fiduciary shall be obligated to discharge only the responsibilities assigned to such fiduciary and that such fiduciary shall not be charged with the responsibilities assigned to any other fiduciary.

10.2           Committee.  The Committee shall serve as the Administrator, as defined in ERISA Section 3(16)(A).  The Committee is also the Named Fiduciary, as defined in ERISA Section 402(a)(2). The Committee shall be charged with the full power and responsibility for administering the Plan in accordance with the terms and delegations stated in the Plan and the Charter.

10.3           Membership of the Committee.  The Committee shall consist of 5 members.  The 2 Chairpersons of the Committee shall be the persons serving from time to time as the Senior Vice-President Human Resources and as the Senior Vice-President, Treasurer of the Company (or equivalent positions if such positions no longer exist).  The Chairpersons shall jointly appoint the remaining members of the Committee from among the officers and employees of the Company or an Affiliate as at large members.  The Chairpersons may jointly remove and replace any member of the Committee at any time and shall replace any member who resigns in writing or who otherwise becomes unable to serve.   If the positions or equivalent positions of Senior Vice-President Human resources or Senior Vice-President, Treasurer or both cease to exist within CenturyLink or a Chairperson resigns his or her position as Chairperson of the Committee or otherwise becomes unable to serve (unless and until an equivalent position is created and filled or another individual is appointed to the officer position of such Chairperson), the vacancy shall be temporarily filled by the other most tenured officer in the Human Resources Department or Treasury Department of the Company, as the case may be, who is neither an executive officer of CenturyLink nor a member of the CenturyLink Pension Benefit Administration Committee and who has not previously resigned as a Chairperson of the Committee.  If the Committee is required to take any action before a vacancy is filled, the remaining members may act before the vacancy is filled.

10.4           Duties and Responsibilities of Fiduciaries.  A Plan fiduciary shall have only those specific powers, duties, responsibilities and obligations as are explicitly given to such fiduciary under the Charter, Plan and Trust Agreement and shall not be responsible for any act or failure to act of another fiduciary.  The Committee shall have the sole responsibility for the administration of the Plan, as more fully described in Section 10.5 of the Plan and in the Charter to the extent that it is not inconsistent with the provisions of this Article X.

10.5           Plan Administrator. The Committee shall be responsible for the administration of the Plan.  In addition to any implied powers and duties that may be necessary or appropriate to the conduct of its affairs, the Committee shall have the following powers and duties, including the discretionary power:

(a)	to make and enforce such rules and regulations as it shall determine to be necessary or proper for the administration of the Plan;

(b)	to interpret the Plan and to decide all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies, and omissions;

(c)	to determine the right of any person to benefits under the Plan and the amount of such benefits;

(d)
to issue instructions to a Trustee or insurance company to make disbursements from the Trust, and to make any other arrangement necessary or appropriate to provide for the orderly payment and delivery of disbursements from the Trust;

(e)	to delegate to other persons such of its responsibilities as it may determine;

(f)	to retain an enrolled actuary;

(g)	to employ suitable agents, actuaries, auditors, legal counsel, and other advisers as it may determine;

(h)	to allocate among its members such of its responsibilities as it may determine; and

(i)	to prepare, file, and distribute such forms, statements, descriptions, returns, and reports relating to the Plan as may be required by law.

The foregoing list of express powers is not intended to be either complete or conclusive, but the Committee shall, in addition, have such powers as it may reasonably determine to be necessary to the performance of its duties under the Plan and as specified in the Charter.  The decision or judgment of the Committee on any question arising in connection with the exercise of any of its powers or any matter of Plan Administration or the determination of benefits shall be final, binding and conclusive upon all parties concerned.

10.6           Committee Reliance on Professional Advice.  The Committee is authorized to obtain, and act on the basis of, tables, valuations, certificates, opinions, and reports furnished by an enrolled actuary, accountant, legal counsel, or other advisors.

10.7           Liability.  The Company shall indemnify and defend any Plan fiduciary who is an officer, director, or employee of the Company, another Employer or an Affiliate against any claim or liability that arises from any action or inaction in connection with the Plan, subject to the following rules:

(a)	Coverage shall be limited to actions taken in good faith that the fiduciary reasonably believed were not opposed to the best interest of the Plan;

(b)	Negligence by the fiduciary shall be covered to the fullest extent permitted by law; and

(c)	Coverage by the Company shall be reduced to the extent of any insurance coverage.

10.8           Plan Administration Expenses. All reasonable expenses of administering the Plan (including, without limitation, the expenses of the Committee) shall be paid out of the assets of the Trust, in accordance with and to the extent provided in the provisions of the Trust Agreement, except to the extent paid by the Company without request by the Company for reimbursement from the Trust.  Notwithstanding the foregoing sentence, the Committee may direct the Trustee to charge reasonable administrative expenses of the Plan to Participants, including but not limited to fees to process domestic relations orders, but only to the extent that such charges to Participants are consistent with ERISA and interpretative guidance thereunder issued by the DOL.

10.9           Responsibilities of Trustee. Each Trustee shall be responsible for the custody of the assets of the Plan assigned to it, making disbursements at the order of the Committee, and accounting for all receipts and disbursements the assets of the Plan assigned to it.

10.10           Investment Management by Trustee. Each Trustee shall be responsible for managing the investment of the Plan assets in its custody, or any part thereof, when directed to do so by the Committee in accordance with the terms of the Trust Agreement.

10.11           Allocation of Investment Management Responsibilities. The Committee shall have the sole fiduciary responsibility for determining whether investment of the Plan assets held by a Trustee shall be managed by the Trustee, or by one or more investment managers, or whether both the Trustee and one or more investment managers are to participate in investment management and, if so, how investment responsibility is to be divided.

10.12           Appointment and Removal of Investment Managers. The Committee shall have the sole fiduciary responsibility for the appointment or removal of any investment manager and shall enter into an investment management agreement with each investment manager appointed by it on such terms and conditions consistent with the provisions of this Plan as it shall deem advisable.  Each investment manager shall be responsible for managing the investment of such portion of the Trust as shall be placed under its management pursuant to the investment management agreement.

10.13           Ascertainment of Plan Financial Needs. The Committee shall have the sole fiduciary responsibility for periodically ascertaining the financial needs of the Plan, including the Plan’s liquidity needs, and shall convey the pertinent information to the Trustee and/or investment managers responsible for managing the investments of the Trust.

10.14           QDRO Procedures. The Committee shall establish written procedures to determine the qualified status of domestic relations orders and to administer distributions under QDROs.  Such procedures shall be consistent with any regulations prescribed under Section 206(d) of ERISA.  The Committee shall promptly notify the Participant and any alternate payee (as defined in Section 206(d)(3)(K) of ERISA) of the receipt of an order and the procedures for determining the qualified status of domestic relations orders.  Within a reasonable period after receipt of an order, the Committee shall determine whether the order is qualified and shall notify the Participant and each alternate payee of such determination.  During any period in which the qualified status of a domestic relations order is being determined (by the Committee, by a court, or otherwise), the Committee shall direct the Trustee to account separately for the amounts that would have been payable to each alternate payee if the order had been determined to be a QDRO.  If within 18 months of the receipt of the order, the order (or modification thereof) is determined to be a QDRO, the Committee shall direct the Trustee to pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto.  If within 18 months of the receipt of the order, it is determined that the order is not qualified, or the issue as to whether the order is qualified is not resolved, then the Committee shall direct the Trustee to pay the segregated amount (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.  Any determination that an order is qualified that is made after the close of the 18 month period shall be applied prospectively only.  Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a QDRO will not fail to be a QDRO solely because of the time the order is issued or because the order is issued after, or revises, another domestic relations order or QDRO.  Such an order is subject to the same requirements and protections which apply to QDROs, including the procedures described in Section 414(p)(7) of the Code during the period the determination is being made.

10.15           Service in Multiple Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, in accordance with Section 402(c) (1) of ERISA.

10.16           Benefit Claim Procedure. Any claim or appeal for benefits under this Plan shall be made in writing in such form and pursuant to such procedures as are prescribed by the Committee and set forth in the summary plan description.

ARTICLE XVII
FUNDING-BASED LIMITATIONS ON BENEFITS
UNDER SECTION 436 of the code

17.1           Application. This Article XVII shall apply notwithstanding any other provision of the Plan.  This Article XVII is intended to impose restrictions only to the extent required under Section 436 of the Code and the regulations thereunder and shall be applied and interpreted accordingly.  In the event any limitation in this Article XVII is determined not to be required by Section 436 of the Code, such limitation shall not be applied.

17.2           Definitions.  Notwithstanding the general definitions in this Section, any terms used in this Article XVII shall have the same meaning as provided under Code Section 436 and applicable Treasury regulations.

(a)
Adjusted Funding Target Attainment Percentage  (AFTAP) for purposes of Code Section 436 is equal to the funding target attainment percentage (FTAP) under Code Section 430, except that the total amount of annuity purchases for nonhighly compensated employees which were made by the Plan during the preceding two Plan Years is added to both the numerator and denominator.

(b)
Unpredictable Contingent Event Benefit means any benefit payable on account of: (i) plant shutdown or similar event (whether full or partial), or (ii) any event (including the absence of an event) other than attainment of an age, performance of service, receipt or derivation of compensation, or occurrence of death or disability.

(c)
Prohibited Payment means (i) any payment in excess of the monthly amount paid under a single life annuity (including social security supplements described in Section 411(a)(9) of the Code) paid during a prohibited period; (ii) any payment for a purchase of an irrevocable commitment from an insurer to pay benefits; (iii) any transfer of assets and liabilities to another plan maintained by the Employer or an Affiliate that is made in order to avoid or terminate the application of Code Section 436 benefit limitations; and (iv) any other amount identified as a prohibited payment by the Commissioner of the Internal Revenue Service in guidance published in the Internal Revenue Bulletin.

(d)
Section 436 Measurement Date means the date that stops or starts the restrictions under Section 436(d) of the Code (limitations on accelerated benefit distributions) and Section 436(e) of the Code (limitation on benefit accruals for plans with severe funding shortfalls), and is also used for applying the limitations on Unpredictable Contingent Event Benefits and limitations on plan amendments that increase liability for benefits.

17.3           Limitation on Unpredictable Contingent Event Benefits. No unpredictable contingent event benefit otherwise payable under the Plan shall be paid during a Plan Year if the Plan’s AFTAP for the Plan Year is less than 60 percent (or would be less than 60 percent taking into account the Unpredictable Contingent Event Benefit).

17.4           Limitation on Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect if the AFTAP for the Plan Year is less than 80 percent (or would be less than 80 percent if the benefits attributable to the amendment were taken into account).  This restriction shall not apply to amendments made pursuant to a mandatory increase in the vesting of benefits under the Code or ERISA or in such other cases as may be provided in regulations under the Code or ERISA, or if the benefit formula is not based on a Participant’s compensation, and the rate of the benefit increase does not exceed the contemporaneous rate of increase in average compensation for the Plan Participants covered by the amendment.

17.5           Limitations on Accelerated Benefit Payments.

(a)
Limitation on accelerated benefit payments if Plan is less than 60 percent funded.  If the Plan’s AFTAP for a Plan Year is less than 60 percent, no Prohibited Payment will be made with an Annuity Starting Date within such Plan Year and on or after the applicable Section 436 Measurement Date.  If a Participant or Beneficiary requests a distribution that is prohibited under this Section 17.5, the Participant or Beneficiary may elect to receive benefits under another form available under the Plan or to defer payment to a later date (to the extent permitted under the Plan and the Code).

(b)	Limited payment of accelerated benefits if Plan is at least 60 percent funded but less than 80 percent funded.

(1)
General rule.  If the Plan’s AFTAP for a Plan Year is 60 percent or more but less than 80 percent, a Participant or Beneficiary may elect the payment of a benefit with an Annuity Starting Date on or after the applicable Section 436 measurement date in the form of a prohibited payment only if the portion of the benefit that is being paid in a prohibited payment (as described below) does not exceed the lesser of (A) 50 percent of the present value of the benefits (or, if greater, 50 percent of the amount of any single sum that would otherwise be payable), or (B) the present value of the PBGC guarantee amount, using assumptions set forth in Section 417(e) of the Code.

For purposes of this Section 17.5(b)(1), the portion of the benefit being paid in a prohibited payment is the excess of each payment over the smallest payment during the Participant’s lifetime under the optional form of benefit (treating a period after the Annuity Starting Date and during the Participant’s lifetime in which no payments are made as a payment of zero).

(2)
Bifurcation of benefit.  If a distribution would otherwise be prohibited under this Section 17.5(b), then the Participant or Beneficiary may elect to:  (A) commence benefits with respect to the entire benefit under another form available under the Plan that is not prohibited; (B) defer payment until a later date (to the extent permitted under the Plan and the Code) or (C) bifurcate the benefit into “restricted” and “unrestricted” portions, as defined in Section 436 of the Code and associated Treasury Regulations.  If the Participant or Beneficiary elects to bifurcate the benefit, the Participant or Beneficiary may elect any optional form of benefit otherwise available under the Plan with respect to the unrestricted portion.  With respect to the restricted portion of the benefit, the Participant or Beneficiary may elect payment in any form of benefit otherwise available under the Plan that is not a prohibited payment.

(3)
One-time application.  In the case of a Participant who receives a prohibited payment by reason of the bifurcation under Section 17.5(b)(2), the Participant cannot thereafter receive any additional Prohibited Payment during any period of consecutive Plan Years to which any limitation under this Section 17.5 applies.  For purposes of applying this limitation, the benefits provided to Participants and Beneficiaries shall be aggregated as provided in the Code and Treasury Regulations.

(c)
Limitation on payments during bankruptcy.  No Prohibited Payment will be made with an Annuity Starting Date that is during any period in which the Employer is a debtor in a case under Title 11 of the United States Code, or similar Federal or State law, except for payments made with an Annuity Starting Date within a Plan Year that is on or after the date on which the Plan’s actuary certifies that the Plan’s AFTAP for that Plan Year is at least 100 percent.

                                                (d)           Distributions of $5,000 or Less.  The provisions of this Section 17.5 shall not apply to lump sum payments of $5,000 or less.

17.6           Cessation of Benefit Accruals. If the Plan’s AFTAP is less than 60 percent for a Plan Year, all benefit accruals under the Plan shall cease as of the applicable Section 436 Measurement Date for the Plan Year.

17.7           Restoration of Payments and Benefits Following Lapse of Restrictions.

(a)
Unpredictable contingent event benefits.  If payment of any benefits with respect to an unpredictable contingent event is limited by reason of the restrictions in Section 17.3, no benefits shall be paid with respect to such event following the lapse of restrictions except as otherwise specifically provided in the Plan or any subsequent amendment.

(b)
Resumption of accelerated benefit payments.  If payments were restricted under Section 17.5, but such restriction no longer applies as of a Section 436 Measurement Date, the restrictions of Section 17.5 shall not apply with respect to benefits with Annuity Starting Dates on or after such Section 436 Measurement Date.

(c)
Cessation of benefit accruals.  In the event benefit accruals cease by reason of the restriction in Section 17.6, then (i) accruals will resume effective as of the Section 436 Measurement Date on which accruals are no longer restricted and (ii) benefit accruals that had been limited will not be restored.

                 17.8           Other Provisions.

(a)
Exemption.  A limitation shall not apply for a Plan Year (or shall cease to apply for a Plan Year) if the Employer takes such action as provided in the Code or Treasury Regulations as may required in order to avoid application of the limitation.

(b)
Notice to Participants and Beneficiaries.  The Committee (or its designee) shall provide any notices to Participants and Beneficiaries that may be required in connection with the application of this Article XVII, in accordance with Section 101(j) of ERISA.

(c)	Effective date. This Article XVII shall be effective for Plan Years beginning on or after January 1, 2008, or such later date as permitted by law.

XIV.

Effective January 1, 2008, Section 2(b) of Schedule 6.1(a)(5) is hereby amended in its entirety to read as follows:

“Applicable Mortality Table” means the mortality table prescribed by the Commissioner of Internal Revenue under Section 417(e)(3)(B) of the Internal Revenue Code.

XV.

Effective January 1, 2008, Paragraph (5) of Schedule 6.1(f)-2 of the Plan is hereby amended in its entirety to read as follows:

GATT Assumptions means (i) the “applicable mortality table” (within the meaning of Section 417(e)(3)(B) of the Code) and (ii) the “applicable interest rate” (within the meaning of Section 417(e)(3)(C) of the Code) for the fifth month preceding the month in which the applicable benefit commencement date occurs.

XVI.

Effective January 1, 2008, Paragraph (5) of Schedule 6.1(f)-3 of the Plan is hereby amended in its entirety to read as follows:

GATT Assumptions means (i) the “applicable mortality table” (within the meaning of Section 417(e)(3)(B) of the Code) and (ii) the “applicable interest rate” (within the meaning of Section 417(e)(3)(C) of the Code) for the fifth month preceding the month in which the applicable benefit commencement date occurs.

XVII.

Effective January 1, 2008, Section 2.2 of paragraph 1 of Schedule 6.1(f)-4 of the Plan is hereby amended in its entirety to read as follows:

2.2           Actuarial Equivalency or Actuarial Equivalent means a benefit under which the present value of the expected payments is equal to the present value of the expected benefit otherwise payable under the Ohio Plan, determined in accordance with the Schedules included herein.

Notwithstanding the foregoing, for determinations of cash amounts, interest shall be the annual rate of interest on 30 year Treasury securities for the September preceding the year in which the cash amount is paid and mortality shall be as provided in the mortality table prescribed by the Commissioner of Internal Revenue under Section 417(e)(3)(A)(ii)(I) of the Internal Revenue Code.  Furthermore, on and after January 1, 2008, the interest rate shall be the rate specified by Code Section 417(e)(3(C) and mortality shall be as provided in Code Section 417(e)(3)(B),

When the term “Actuarial Value” is used herein, it shall mean the present value of a benefit computed using the factors and assumptions provided in this Section 2.2.

If the actuarial factors for determining equivalent benefits are changed by Ohio Plan amendment (other than on a change in accordance with the Pension Protection Act of 2006), the benefit actually paid in any form shall not be less than the amount determined for the same form by applying the prior factors to the Participant’s Accrued Benefits as of the date the change is adopted or is effective, whichever is later.

Effective for distributions with annuity starting dates on or after January 1, 2008, the applicable mortality table used for purposes of adjusting any benefit or limitation under Section 415(b)(2)(B), (C), or (D) of the Code set forth in this Plan and the applicable mortality table used for purposes of satisfying the requirements of Section 417(e) of the Code set forth in this Plan, is the table prescribed in IRS Revenue Ruling 2007-67.

IN WITNESS WHEREOF, the Company has executed this amendment on this 30th day of December, 2009.

CENTURYTEL, INC.

By: /s/ Stacey W. Goff
Name: Stacey W. Goff
Title: Executive Vice-President, General Counsel and Secretary